Exhibit (a)(3)(i)



                          NOTICE OF GUARANTEED DELIVERY

            Offer to Exchange Each Outstanding Share of Common Stock
                                       of
                        KANSAS CITY POWER & LIGHT COMPANY
                                       for
                             $31.00 of Common Stock
                             (subject to adjustment)
                                       of
                             WESTERN RESOURCES, INC.
                    (Not To Be Used For Signature Guarantee)

         As set forth in "The Offer-Procedure for Tendering" in the Prospectus, dated July 3, 1996 (the "Prospectus"), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of common stock, without par value (the "Shares"), of Kansas City Power & Light Company, a Missouri corporation, are not immediately available, if the certificates and all other required documents cannot be delivered to the Exchange Agent prior to the Expiration Date (as defined in the Prospectus), or if the procedure for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Exchange Agent, and must include a guarantee by an Eligible Institution (as defined in the Prospectus). See "The Offer-Procedure for Tendering" in the Prospectus.



                      The Exchange Agent for the Offer is:

                        HARRIS TRUST COMPANY OF NEW YORK

                              By Overnight Courier:

                           77 Water Street, 4th Floor
                               New York, NY 10005

By Mail:                           By Facsimile                 By Hand
                                  Transmission
                                  (for Eligible
                               Institutions only):

Wall Street Station           Fax: (212)701-7636            Receive Window
P.O. Box 1010                      (212)701-7637           77 Water Street,
New York, NY                                                  5th Floor
10268-1010                                                   New York, NY

                                Confirm Facsimile
                           Transmission by Telephone:

                                 (212) 701-7618


                                  ------------

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

         This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

         The undersigned hereby tenders to Western Resources, Inc., a Kansas corporation, upon the terms and subject to the conditions set forth in the Prospectus, dated July 3, 1996, and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares shown in the Box below pursuant to the guaranteed delivery procedures set forth under "The Offer-Procedure for Tendering" in the Prospectus.

        ____________ Shares


Certificate Nos.
for Shares                             Name(s) of Record Holder(s)
(if available) ____________            ___________________________

___________________________            ___________________________
                                       (Please Type or Print)

                                       Address(es) _______________
                                       ___________________________
                                                        (Zip Code)

Check ONE box if Shares
will be tendered by book-              Area Code and Tel. No(s).
entry transfer:                        ___________________________
 _
|_| The Depository Trust Company
 _
|_| Philadelphia Depository Trust      Signature(s) ______________
    Company                            ___________________________

Account Number ____________            Dated _______________, 1996



                     THE GUARANTEE BELOW MUST BE COMPLETED.
                                    GUARANTEE
                    (Not To Be Used For Signature Guarantee)

         The undersigned, a financial institution which is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees (a) that the above named person(s) has (have) a "net long position" in the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) to deliver to the Exchange Agent, at one of its addresses set forth above, certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Exchange Agent's accounts at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile copy thereof), or an Agent's Message (as defined in the Prospectus) in the case of book-entry transfer, and any other documents required by the Letter of Transmittal, within three (3) New York Stock Exchange, Inc. trading days of the date hereof.

Name of Firm ___________________       ___________________________
                                         (Authorized Signature)
Address ________________________       Title _____________________
________________________________       Name ______________________
                      (Zip Code)            (Please Type or Print)
Area Code and Tel. No. _________       Dated _______________, 1996


NOTE:  DO NOT SEND CERTIFICATES FOR SHARES WITH THIS
       NOTICE.  SHARE CERTIFICATES SHOULD BE SENT WITH
       YOUR LETTER OF TRANSMITTAL.

                          SOLICITING DEALER INFORMATION

         If you wish, you may identify in the box below the Soliciting Dealer (as defined below), if any, that solicited your tender. No Soliciting Dealer shall be entitled to a solicitation fee with respect to your tender of Shares unless it is appropriately designated below. In order to be paid the solicitation fee for Shares held in nominee name tendered by a Soliciting Dealer on behalf of a customer who is the beneficial owner of such Shares, the Soliciting Dealer must list each customer's name and the number of Shares tendered for such customer on the lines entitled "Name of Beneficial Owner" and "Number of Shares Tendered", respectively, provided for such purpose in the box below.

                                SOLICITED TENDERS

         Western Resources will pay to certain designated soliciting dealers that have properly executed a Soliciting Dealer Agreement prior to the Expiration Date (each of which is referred to herein as a "Soliciting Dealer") a solicitation fee of (i) $0.125 per Share for each Share properly tendered and not withdrawn pursuant to the Offer, up to a maximum of $250.00 per beneficial owner of Shares, on the first scheduled expiration date of the Offer on which a majority of the then outstanding Shares have been properly tendered and not withdrawn pursuant to the Offer and (ii) $0.125 per Share for each Share properly tendered and not withdrawn pursuant to the Offer, up to a maximum of $250.00 per beneficial owner of Shares, for each Share properly tendered and not withdrawn pursuant to the Offer on the earlier of (x) the acceptance by Western Resources of Shares for exchange or (y) the public announcement of a definitive merger agreement between Western Resources and KCPL. Joint owners will be treated as a single owner for purposes of, and only a single fee will be payable under each of clauses (i) and (ii) of, the preceding sentence.

         The undersigned represents that the Soliciting Dealer which solicited and obtained the tender pursuant to this Notice of Guaranteed Delivery is:

            Name of Firm______________________________________
                                 (Please Print)

            Name of Individual Broker or Financial Consultant

            __________________________________________________

            Address___________________________________________

            __________________________________________________
                           (include Zip Code)

         The following to be completed ONLY if a customer's Shares held in nominee name are tendered by a Soliciting Dealer.



  Name of Beneficial Owner                  Number of Shares Tendered

                     (Attach additional lines if necessary)

---------------------------                 ---------------------------

---------------------------                 ---------------------------

---------------------------                 ---------------------------


         The acceptance of compensation by such Soliciting Dealer will constitute a representation by it to Western Resources that (i) it has complied with the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended and, in each such case, the applicable rules and regulations thereunder, in connection with its solicitation of Shares, and has undertaken such solicitation only in such states and other jurisdictions where such solicitation activities may be lawfully undertaken and in accordance with the laws thereof; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Offer and of a properly executed Soliciting Dealer Agreement; (iii) in soliciting tenders of Shares it has used no soliciting materials other than those authorized by Western Resources; (iv) it has not charged a fee to a beneficial owner of Shares in order for such Soliciting Dealer to complete, help complete or transmit a Letter of Transmittal or Notice of Guaranteed Delivery for such beneficial owner; and (v) it is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or, if it is a foreign broker or dealer not eligible for membership in the NASD it has not solicited tenders of Shares within the United States or from residents or nationals therein, and in each such case has conformed to the Conduct Rules of the NASD.

                      The Exchange Agent for the Offer is:

                        HARRIS TRUST COMPANY OF NEW YORK

                              By Overnight Courier:

                           77 Water Street, 4th Floor
                               New York, NY 10005

   By Mail:                      By Facsimile                    By Hand:
                                  Transmission
                                  (for Eligible
                               Institutions only):

Wall Street Station          Fax: (212)701-7636              Receive Window
 P.O. Box 1010                    (212)701-7637             77 Water Street,
 New York, NY                                                   5th Floor
  10268-1010                                                  New York, NY

                                Confirm Facsimile
                           Transmission by Telephone:

                                 (212) 701-7618





                     The Information Agent for the Offer is:

                                    GEORGESON
                                 & COMPANY INC.

                                Wall Street Plaza
                            New York, New York 10005
                                 1-800-223-2064

                      The Dealer Manager for the Offer is:

                              Salomon Brothers Inc

                            Seven World Trade Center
                            New York, New York 10048
                            (212) 783-6593 (collect)